Exhibit 99.1
2007 Monthly Financial Data on Consolidated Resources Health Care Fund II – Mayfair Nursing Care Center, Ltd.
(unaudited and in U.S. Dollars other than patient days data)

Description	January	February	March	April	May	June
Patient Days	2,749	2,384	2,683	2,619	2,767	2,654
Revenue
Routine Revenue	571,244	495,476	557,582	543,923	574,915	550,612
Ancillary Revenue	191,552	173,430	236,687	247,373	234,643	218,962
Part B Revenue	36,793	36,008	22,158	18,739	40,617	20,827
Other Operating Revenue	4,852	4,673	5,664	4,743	2,867	4,495
Gross Revenue	804,441	709,587	822,091	814,778	853,042	794,896
Total Deductions from Revenue	116,900	80,169	72,359	118,535	104,187	73,402
Net Revenue	687,541	629,418	749,732	696,243	748,855	721,494
Operating Expenses
Salaries & Related Taxes	365,814	320,396	358,683	345,211	356,870	352,791
Benefits	30,372	29,198	28,634	27,702	29,739	28,150
Nursing Contract Services	143	143-	-	-	-	65-
Admin Comp	8,902	9,309	30,506	9,867	10,154	9,092
Supplies	79,400	74,650	96,429	93,057	110,574	78,163
R&M	1,255	1,565	2,760	3,497	1,976	849
Contract Services	17,668	6,777-	4,738-	213-	6,406-	13,271-
Workers Comp	16,510	16,510	16,510	13,896	12,489	12,379
Prop/Liab Insurance	15,906	15,907	5,261	16,454	13,377	13,377
Taxes	28,410	25,954	27,807	25,628	26,242	25,484
Other Expenses	66,303	61,482	59,416	51,172	27,417	60,382
Non-Operating Expenses
Management Fees	37,300	28,548	37,487	34,812	37,443	36,075
Depreciation and Amort.	18,480	18,480	18,480	18,480	18,480	18,480
Interest Expense	7,533	7,502	7,471	7,526	7,443	7,402
Rent & Lease Expense	3,883	1,441	2,831	2,522	1,355	775
Other Expenses	2,786	-	-	-	-	150
Pre Tax Profit	22,212	25,396	62,195	46,632	101,702	91,281